EXHIBIT 23.1 Consent Of Independent Accountants

      [LETTERHEAD OF BDO DUNWOODY, CHARTERED ACCOUNTANTS APPEARS HERE]

                         INDEPENDENT AUDITORS' CONSENT


We hereby consent to the use of our report to the shareholders of Aztek Inc., dated July 23, 1998 on the audit of the financial statements described therein, in the Joint Proxy Statement-Prospectus and Registration Statement on Form S-4, relating to shares of Common Stock of Aztek, Inc., to be issued to shareholders of Aztek Technologies Inc., as filed with the Securities and Exchange Commission.


We hereby consent to the use of our report to the shareholders of Aztek Technologies Inc., dated July 10, 1998 on the audit of the financial statements described therein, in this Registration Statement on Form S-4, relating to the annual and extraordinary meeting of the shareholders of Aztek Technologies Inc., as filed with the Securities and Exchange Commission.


We hereby consent to the use of our opinion on the income tax effect on Canadian resident shareholders, of Aztek Technologies Inc., of the proposed merger of Aztek Technologies Inc. with Aztek, Inc. described in this Registration Statement on Form S-4.



/s/BDO Dunwoody
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CHARTERED ACCOUNTANTS

Penticton, British Columbia
November 3, 1998